UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 7, 2023
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	001-36742	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.75% Notes due 2024	NEWTL	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided under Item 3.02 below is incorporated by reference to this Item 1.01 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

On February 3, 2023, NewtekOne, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Patriot Financial Partners IV, L.P., and Patriot Financial Partners Parallel IV, L.P. (together, “Patriot”) in respect of 20,000 shares (the “Shares”) of the Company’s Series A Convertible Preferred Stock, par value $0.02 per share (the “Series A Preferred Stock”). The aggregate purchase price paid for the Shares was $20,00,000.00. The Purchase Agreement provided for the Shares (and the Warrants, as described below) to be issued to Patriot in a private placement transaction in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied upon this exemption from registration based in part on representations made by Patriot. The Shares and Warrants have not been registered under the Securities Act and may not be offered or sold absent registration or an applicable exemption from registration. The Purchase Agreement contains customary representations, warranties and covenants. The transaction closed concurrently with execution of the Purchase Agreement.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by the actual text of the Purchase Agreement.

Articles Supplementary; Series A Preferred Stock

The Shares were issued in accordance with Articles Supplementary to the Company’s amended and restated charter (the “Articles Supplementary”) filed with the Maryland State Department of Assessments and Taxation setting forth the rights, preferences and privileges of the Series A Preferred Stock. Each share of Series A Preferred Stock was issued at a price of $1,000 per share (the “Issue Price”) and is convertible at the holder’s option into 47.54053782 shares of the Company’s Common Stock, par value $0.02 per share (the “Common Stock”), representing a 20% premium over the volume-weighted average price of the Common Stock for the 30 days prior to the closing of the transaction, subject to customary adjustments for stock splits, dividends payable in shares of Common Stock, reclassifications and the like.

Holders of Series A Preferred Stock will be entitled to receive (when and if declared) cumulative cash dividends, payable quarterly, equal to the greater of (i) 8.0% of the Issue Price, or (ii) the amount the holder would have received during the applicable dividend period if such share had been converted into Common Stock immediately prior to the payment of such dividend. The holders of Series A Preferred Stock will be entitled to receive liquidating distributions per share equal to the greater of (i) 1.25 times the Issue Price for such share of Series Preferred Stock, or (ii) the amount the holder of such share of Series A Preferred Stock would receive in respect of such share, if such share had been converted into Common Stock immediately prior to the Company’s liquidation, dissolution, or winding up, plus any accumulated but unpaid dividends.

At any time following the five year anniversary of the issuance of the Shares, the Company may, in its sole discretion, redeem all or any part of the then outstanding shares of Series A Preferred Stock at a price equal to the Issue Price, plus an amount equal to all accumulated but unpaid dividends. The Series A Preferred Stock is not redeemable at the option of the holders at any time. The Series A Preferred Stock will be entitled to vote on an as-converted basis together the holders of all outstanding shares of Common Stock. In addition, the holders of the Series A Preferred Stock shall be entitled to vote as a single class on (i) any amendment, alteration or repeal of any provision of the Articles Supplementary or the Company’s amended and restated charter that would adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock and or (ii) the consummation of any Reorganization Event (as defined in the Articles Supplementary) that would adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock.

The foregoing summary of the Articles Supplementary does not purport to be complete and is qualified entirely by reference to the text of the Articles Supplementary which is included as Exhibit 3.1 to this Current Report on Form 8-K.

Investor Rights Agreement

Pursuant to the Purchase Agreement, the Company and Patriot concurrently entered into an Investor Rights Agreement (the “Investor Rights Agreement”). The Investor Rights Agreement provides that so long as Patriot owns 50% of the Shares originally acquired pursuant to the Purchase Agreement (the “Minimum Ownership Threshold”), it will, subject to applicable legal and regulatory requirements, have the right to nominate a representative to the Board of Directors of Newtek Bank, N.A. (the “Bank”), a wholly-owned subsidiary of the Company that is a national banking association supervised and regulated by the Office of the Comptroller of the Currency. In addition, subject to applicable legal and regulatory requirements, if (i) the Bank is no longer considered “well-capitalized” under the Federal Deposit Insurance Corporation’s prompt corrective action framework, (ii) the Bank enters into a public consent order or public memorandum of understanding with any governmental authority, or (iii) Barry Sloane is no longer serving as the chief executive officer of either the Company or the Bank (a

“Triggering Event”) Patriot would become entitled to also nominate a director to serve on the Company’s Board of Directors. Prior to a Triggering Event, Patriot will be entitled to an observer to the Company’s Board of Directors as well as certain information rights.

The foregoing summary of the Investor Rights Agreement does not purport to be complete and is qualified entirely by reference to the text of the Investor Rights Agreement which is included as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

Pursuant to the Purchase Agreement, the Company and Patriot entered into a Registration Rights Agreement (the “Registration Rights Agreement). Pursuant the Registration Rights Agreement, at any time following the fifth anniversary of the closing Patriot may request that the Company file a registration statement under to the Securities Act covering the Shares and the Common Stock issuable upon the conversion of the Shares and Warrants. The Registration Rights Agreement also provides Patriot with piggyback registration rights in the event the Company, subject to certain customary exceptions, proposes to file a registration statement in respect of any primary or secondary offering of its Common Stock or other securities.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified entirely by reference to the text of the Registration Rights Agreement which is included as Exhibit 10.2 to this Current Report on Form 8-K.

Warrants

Pursuant to the Purchase Agreement, the Company issued warrants to Patriot to purchase, in the aggregate,47,540 shares of Common Stock (the “Warrants”) for $21.03468 per share (representing the same 20% premium over the volume-weighted average price of the Common Stock for the 30 days prior to the closing of the transaction used to determine the conversion ratio of the Series A Preferred Stock). The Warrants are exercisable in whole or in part until the ten year anniversary of the closing of the transaction and may be exercised for cash or on a “net share” basis, with the number of shares withheld determined based on the closing price of the Common Stock on the date of such exercise. The exercise price and number of shares issuable upon exercise of the Warrants is subject to customary adjustments for stock splits, dividends payable in shares of Common Stock, reclassifications and the like.

The foregoing summary of the Warrants does not purport to be complete and is qualified entirely by reference to the text of the Warrants, a form of which is included as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 3, 2023, the Company, in connection with the issuance of its Series A Preferred Stock described above, designated 20,000 shares of its authorized and unissued stock as Series A Convertible Preferred Stock and filed Articles Supplementary to the Company’s amended and restated charter with the State Department of Assessments and Taxation of Maryland, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

A summary of the rights, preferences and privileges of the Series A Preferred Stock and the Articles Supplementary is included in Item 3.02 above and is incorporated by reference to this Item 5.03 in its entirety.

Item 9.01     Financial Statement and Exhibits
(d)  Exhibits.

Exhibit Number	Description

3.1	Articles Supplementary to the Company’s Amended and Restated Charter dated February 3, 2023

4.1	Form of Warrant

10.1	Investor Rights Agreement

10.2	Registration Rights Agreement

104	Cover Page Interactive Data File

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: February 7, 2023	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board